                                                                     Exhibit 3.1



                            ARTICLES OF INCORPORATION
                                       OF
                       ADVANTA BUSINESS RECEIVABLES CORP.

                  I, the person hereinafter named as incorporator, for the purpose of establishing a corporation under the provisions and subject to the requirements of Title 7, chapter 78 of the Nevada Revised Statutes and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

                                  ARTICLE FIRST

                  The name of this corporation is ADVANTA BUSINESS RECEIVABLES CORP. (the "Corporation").

                                 ARTICLE SECOND

                  The address of the Corporation's resident office in the State of Nevada is as follows:

                         1325 Airmotive Way
                         Suite 130
                         Reno, Nevada 89502

         The resident at the foregoing address is Griffin Corporate Services, located in Washoe County.

                                  ARTICLE THIRD

                  The total number of shares which this Corporation is authorized to issue is one-thousand (1,000), all of which are of a par value of One Cent ($0.01) per share. All of said shares are of one class and are designated as common stock.

                  No holder of any of the shares of any class of the Corporation shall be entitled as a right to subscribe for, purchase or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue, or any rights to options which the Corporation propose to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations for such lawful consideration and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                  The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

                                 ARTICLE FOURTH

                  (a) The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director" except as provided by statute.

                  (b) The number of members constituting the first Board of Directors of the Corporation is five; and the name and post office box or street address, either residence or business, of each of said members is as follows:

         NAME                               ADDRESS
         ----                               -------
         Albert E. Lindenberg               1020 Laurel Oak Road
                                            Voorhees, New Jersey 08043

         Daniel P. Dyer                     1020 Laurel Oak Road
                                            Voorhees, New Jersey 08043

         Richard G. Pfaltzgraff             1020 Laurel Oak Road
                                            Voorhees, New Jersey 08043

         Janice C. George                   1325 Airmotive Way
                                            Suite 130
                                            Reno, Nevada 89502

         Francis B. Jacobs, II              c/o Delaware Trust Capital
                                            Management
                                            900 Market Street
                                            Wilmington, DE 19801

                  The number of directors of the corporation may be increased or decreased in the manner provided in the By-laws of the Corporation, provided, that the number of directors


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


shall never be less than one, and provided, further that the sole remaining director must be an Independent Director. The Corporation shall at all times have at least two independent directors, (each an "Independent Director") except where there is only one remaining director.

                  At least one Independent Director shall satisfy the following conditions:

                           (i) Such Independent Director shall be an individual
                  who is not, and never was,

                                    (A) a stockholder, director, officer,
                           employee, affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever to, Advanta Corp., Advanta Business Services Corp. or any of their affiliates, subsidiaries, parents or associates, or


                                    (B)(i) any person owning beneficially,
                           directly or indirectly, any outstanding shares of common stock of Advanta Corp., Advanta Business Services Corp. or any of their affiliates, subsidiaries, parents or (ii) a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates or associates; provided, that, the ownership of up to 5% of any class of stock (other than stock of the Corporation) listed on a national securities exchange shall not prevent an individual from meeting the requirements of this Article FOURTH;


                  provided, that, such Independent Director may act as a director or officer of other special purpose corporations or special purpose entities.


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


                  Each Independent Director shall satisfy the following conditions:


                           (i) No director serving pursuant to the requirements
                  of this Article FOURTH shall, with regard to any act, or failure to act, in connection with any matter referred to in clause (iv) of Article EIGHTH, owe a fiduciary duty or obligation to the stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction); instead, such director's fiduciary duty and other obligations with regard to such act, or failure to act, in connection with any matter referred to in clause (iv) of Article EIGHTH shall be owed to the Corporation, including, without limitation, the creditors of the Corporation. Every stockholder shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, no further act or deed of any stockholder being required to evidence such consent;


                           (ii) As used in this Article FOURTH, the term
                  "person" means a natural person, corporation or other entity, government, or political subdivision agency or instrumentality of a government; an "affiliate" of a person is a person that directly, or indirectly through one of more intermediaries, controls or is controlled by, or is under common control with, or owns, directly or indirectly, 50% or more of, the person specified; the term "associate," when used to indicate a relationship with any person, means (1) a corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person serves as trustee or in a similar capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person;


                           (iii) When voting on matters subject to the vote of
                  the Board of Directors, including those matters specified in clause (iv) of Article EIGHTH hereof, notwithstanding that the Corporation is not then insolvent, the directors serving pursuant to the requirements of this Article FOURTH shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation.



                  (C) In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said



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

         stockholders, may be filled by the remaining directors or the sole remaining director, though less than a quorum.

                                  ARTICLE FIFTH

         The name and address of the incorporator is as follows:

               Michael Witt
               P.O. Box 1228
               1020 Laurel Oak Road
               Voorhees, NJ 08032-1228

                                  ARTICLE SIXTH

                  The business in which the Corporation may engage and the powers which the Corporation may exercise are restricted exclusively to the following:


                           (a) to acquire from time to time all right, title and
                  interest in and to (i) receivables including but not limited to, lease contracts, commercial loans or leases, loans to franchise operations, accounts receivables, credit card receivables, insurance policy loans or premiums, or installment sale or lease contracts or promissory notes, arising out of or relating to, the purchase or lease of equipment, monies due thereunder, equipment financed thereby or security interests therein, proceeds from claims on insurance policies related thereto, or (ii) any participation interest (including, without limitation, interest only strips) in or security based on or backed by any of the foregoing and related rights and other property appurtenant thereto (items in (a)(i) and (a)(ii)), collectively, the "Assets");


                           (b) to acquire, own, hold, service, sell, assign,
                  pledge and otherwise deal with the Assets, collateral securing or otherwise relating to the Assets, related insurance policies, agreements with vendors or lessors or other originators or servicers of Assets and any proceeds or further rights associated with any of the foregoing;

                           (c) to transfer from time to time Assets to trusts
                  (the "Trusts") pursuant to one or more pooling and servicing agreements or other agreements ("Securitization Agreements"), to be entered into by, among others, the Corporation, the trustee named therein (the "Trustee"), and any entity acting as servicer of the Assets;


                           (d) to transfer from time to time Assets pursuant to
                  one or more receivables transfer agreements other



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                  agreements ("Receivables Transfer Agreements"), to be
                  entered into by, among other things, the Corporation, any entity acting as placement agent, the transferor of the Assets, and any entity acting as servicer of the Assets;

                           (e) to authorize, and cause the issuance of one or
                  more series of certificates or other securities issued pursuant to Securitization Agreements or Receivables Transfer Agreements;

                           (f) to authorize, issue, sell and deliver one or more
                  series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Assets issued under an Indenture or similar agreement (each, an "Indenture") or by certificates of any class issued by any Trust established by the Corporation (collectively, the "Notes"), provided that the Corporation shall have no liability under any Notes except to the extent of the Assets or the certificates securing or collateralizing such Notes;

                           (g) to acquire from the Trustee certificates issued
                  by Trusts to which the Corporation transferred Assets;

                           (h) to hold and enjoy all of the rights and
                  privileges of any certificates issued to the Corporation under the related agreements and to hold and enjoy all of the rights and privileges of any class of any series of Notes, including any class of Notes or certificates which may be subordinate to any other class of Notes or certificates, respectively;

                           (i) to purchase Assets from and sell Assets to any
                  Related Company or any third party as defined in Article EIGHTH in connection with Securitization Agreements or Receivables Transfer Agreements;

                           (j) to perform its obligations under each
                  Securitization Agreement, Receivables Transfer Agreement, Interim Agreement (as defined below) or other agreement entered into by the Corporation;

                           (k) to invest proceeds from any Assets, and any other
                  income as determined by the Board of Directors, including investing in other Assets;

                           (l) to enter from time to time into interim
                  arrangements relating to the Assets whereby assets are transferred to a custodian on behalf of the entity providing financing, pursuant to one or more repurchase agreements or other agreements (each, an "Interim Agreement") to be entered into by, among others, the Corporation, the entity providing financing, the


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



                  custodian named therein and any entity acting as servicer of the Assets; provided, however, that the Corporation shall have no liability under any Interim Agreement except to the extent of the Assets funded thereby; and


                           (m) to engage in any acts and activities and exercise
                  any powers permitted to corporations under the laws of the State of Nevada which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing.

                                 ARTICLE SEVENTH


                  No Director or, to the extent specified from time to time by the Board of Directors, officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of 78.300 of the Nevada Revised Statutes. No amendment or repeal of this Article SEVENTH applies to or has any effect on the liability or alleged liability of any Director or officer of this Corporation for or with respect to any acts or omissions of the Director or officer occurring prior to the amendment or repeal, except as otherwise required by law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article SEVENTH shall also be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law.



                  The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by the Nevada Private Corporations Law as the same exists or may hereafter be amended. In the event that the Nevada Private Corporations Law is amended, after the filing of these Articles of Incorporation, to authorize corporate action further eliminating or limiting the personal liability of an officer or director, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Private Corporations Law, as so amended.



                  The Corporation shall pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should be ultimately determined that he/she is not entitled to be



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         indemnified by the Corporation as authorized by Nevada Private
         Corporations Law.

                  Any amendment to or repeal of any of the provisions in this Article SEVENTH shall not adversely affect any right or protection of an officer or director of the Corporation for or with respect to any act or omissions of such director occurring prior to such amendment or repeal.

                                 ARTICLE EIGHTH


                  Notwithstanding any other provision of these Articles of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior written consent of the Trustee under any applicable Securitization Agreement (and any supplements thereto), do any of the following:



                           (i) (x) consolidate or merge with or into any other
                  entity or convey, transfer or assign any residual or subordinate interest to any Related Company (as defined below), or dissolve or transfer its properties and assets substantially as an entirety to any entity (other than to a trust formed pursuant to a pooling and servicing agreement or similar agreement and only to the extent that the trust is deemed to be a subsidiary of the Corporation), or lend or advance any moneys to, or make an investment in, any person or amend or repeal its bylaws or these Articles of Incorporation or (y) engage in any other action that bears on whether the separate legal identity of the Corporation and any Related Company will be respected, including, without limitation (a) holding itself out as being liable for the debts of any other party; (b) forming, or causing to be formed, any subsidiaries;
                  (c) acting other than in its corporate name and through its duly authorized officers or agents; (d) failing to hold appropriate meetings of the Board of Directors at least three times per annum and otherwise as necessary to authorize all corporate action; and (e) failing to hold meetings of the stockholders at least one time per annum;



                           (ii) incur any indebtedness, or assume or guaranty
                  any indebtedness of any other entity, other than Notes and any Indebtedness to ADVANTA Business Services Corp., a Delaware corporation, or any affiliate thereof in connection with the acquisition of Assets;


                           (iii) consolidate or merge with or into any other
                  entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless


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                                    (A) the entity (if other than the
                           Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of the State of Nevada, expressly assumes the due and punctual payment of all obligations of the Corporation, including those obligations of the Corporation under each Securitization Agreement and each Receivables Transfer Agreement and has Articles of Incorporation containing provisions substantially identical to the provisions of Articles FOURTH, SIXTH and this Article EIGHTH; and

                                    (B) immediately after giving effect to the
                           transaction, no default or event of default has occurred and is continuing under any Securitization Agreement, any Receivables Transfer Agreement, any indebtedness of the Corporation or any agreements relating to such indebtedness; or

                           (iv) without (A) the affirmative vote of 100% of the
                   members of the Board of Directors of the Corporation (including an affirmative vote of each Independent Director required by Article FOURTH) and (B) the affirmative vote of the holders of 100% of the common stock outstanding of the Corporation, make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce to the entry of an order for relief, or in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; provided that if there shall not be two directors required by Article FOURTH (b) of these Articles of Incorporation then in office and acting, a vote upon any matter set forth in this Article EIGHTH shall not be taken unless and until two directors meeting the requirements of Article FOURTH (b) of these Articles of Incorporation shall have been elected.

                  For purpose of this Certificate, "Related Company" means the stockholder or stockholders of this Corporation or any entity other than this Corporation now or hereafter controlled directly or indirectly by, or under direct or


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         indirect common control with, the stockholders of this Corporation.


                                  ARTICLE NINTH

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

                  (a) To make, alter, amend or repeal the By-laws of the Corporation, except that such By-laws or any alteration, amendment or repeal thereof shall not in any manner impair the intent of, Article SIXTH, Article EIGHTH or this Article NINTH of these Articles of Incorporation.

                  (b) To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage or otherwise encumber, work, improve, develop, divide and otherwise handle, deal in, and dispose of real estate, real and personal property and any interest or right therein.


                  (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.



                  (d) By a majority of the Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the

                         Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; and no such committee shall have the power or authority in reference to amending the Articles of Incorporation, to authorize or take any action described in Article SIXTH, Article EIGHTH and this Article NINTH, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  (e) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchise, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient for the best interests of the Corporation.

                  (f) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless to the provisions of the laws of the State of Nevada and of these Articles of Incorporation and of the By-laws of the Corporation.

                  In addition to the foregoing, the Corporation shall conduct its affairs in the following manner:

                           (i) it shall not commingle the Corporation's
                  assets with those of any direct or ultimate parent of the corporation or any subsidiary or affiliate of any such parent;


                           (ii) it shall maintain separate corporate records and
                  books of account from those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;


                           (iii) it shall conduct its business from an office
                  separate from any direct or ultimate parent of the

                  Corporation or any subsidiary or affiliate of any such parent;

                           (iv) it shall maintain its assets separately from the
                  accounts of any other Person (including through the maintenance of a separate bank account); and

                           (v) it shall pay from its assets all obligations and
                  indebtedness of any kind incurred by it, and shall not pay from its assets any obligations or indebtedness of any other entity or person.

                                  ARTICLE TENTH

                  Without (i) the prior written consent of each Trustee under any Securitization Agreement (and any supplements thereto), (ii) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including, without limitation, the affirmative vote of each of the directors required by Article FOURTH (b) of these Articles of Incorporation, and (iii) the affirmative vote of the holders of 100% of the Common Stock outstanding, the Corporation shall not amend, alter, change or repeal Article FOURTH, Article SIXTH, Article EIGHTH, Article NINTH or this Article TENTH; provided, however, that if the two directors required by Article FOURTH (b) of these Articles of Incorporation are not then in office and acting, a vote upon any matter set forth in this Article TENTH shall not be taken unless and until two directors meeting the requirements of Article FOURTH (b) of these Articles of Incorporation shall have been elected and shall be present and acting at such vote.

                                ARTICLE ELEVENTH


                  The Corporation is to have perpetual existence.


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



                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the laws of the State of Nevada, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and that I have accordingly hereunto affixed my signature this 22nd day of May, 1996.


                                        /s/ Michael Witt
                                        -----------------------------------
                                        Michael Witt
                                        Incorporator






                  On this 22nd day of May, 1996, before me personally came Michael Witt, to me known, who, being by me duly sworn, did depose and say that he is an employee of Advanta Business Services Corp. and authorized to act as Incorporator of Advanta Business Receivables Corp.


                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                          /s/ Frances H. Naginewicz
                                          -----------------------------------
                                                      Notary Public

[NOTARY SEAL]

                                                  FRANCES H.NAGINEWICZ
                                               NOTARY PUBLIC OF NEW JERSEY
                                           MY COMMISSION EXPIRES AUG. 23, 1998

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                       ADVANTA BUSINESS RECEIVABLES CORP.

     The undersigned, for the purpose of amending the articles of incorporation of Advanta Business Receivables Corp., a corporation established under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby certify as follows:

     1. The name of the corporation (the "Corporation") is Advanta Business Receivables Corp.

     2. The original articles of incorporation of the Corporation (the "Articles") were filed with the Secretary of State of the State of Nevada on May 24, 1996.

     3. The board of directors of the Corporation adopted a resolution by unanimous written consent setting forth the amendment to the Articles contained herein and declaring its advisability.

     4. The sole stockholder of the Corporation consented in writing to the adoption of the amendment to the Articles contained herein.

     5. The amendment to the Articles adopted by the board of directors of the Corporation and consented to by the sole stockholder of the Corporation is set forth below:

          Paragraph (i) of Article Eighth of the Articles of Incorporation of the Corporation is hereby amended and restated to read as follows:

          (i)(x) consolidate or merge with or into any other entity or convey, transfer or assign any residual or subordinate interest to any Related Company (as defined below) (other than the transfer and assignment by the Corporation to Advanta Bank Corp. of the Corporation's residual interest in Advanta Business Card Master Trust), or dissolve or transfer its properties and assets substantially as an entirety to any entity (other than a trust formed pursuant to a pooling and servicing agreement or similar agreement), or lend or advance any moneys to, or make an investment in, any person or amend or repeal its bylaws or these Articles of Incorporation or (y) engage in any other action that bears on whether the separate legal identity of the Corporation and any Related Company will be respected, including, without limitation (a) holding itself out as being liable for the debts of any other party; (b) forming, or causing to be formed, any subsidiaries;
     (c) acting other than in its corporate name and through its duly authorized officers and agents; (d) failing to hold appropriate meetings of the Board of Directors at least three times per annum and otherwise as necessary to authorize all corporate action; and (e) failing to hold meetings of the stockholders at least one time per annum;

     Paragraph (v) of Article Ninth of the Articles of Incorporation of the Corporation is hereby amended and restated to read as follows:

          (v) it shall pay from its assets all obligations and indebtedness of any kind incurred by it (other than certain tax liabilities assigned to Advanta Corp. pursuant to an Assignment and Assumption Agreement dated as of May 31, 1999).

     WE, THE UNDERSIGNED, being the President and the Secretary of the Corporation, do execute this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 16th day of August, 1999.



                                   /s/ John Richards
                                   ---------------------------
                                   Name:    John Richards
                                   Title:   President


                                   /s/ Cole Silver
                                   ---------------------------
                                   Name:    Cole Silver
                                   Title:   Secretary